EXHIBIT 10.4
                                    ANNEX VI

                               TPC CASH BONUS PLAN


THE STATE OF TEXAS      SS.
                        SS.
COUNTY OF HARRIS        SS.


      TEXAS PETROCHEMICALS CORPORATION, a Texas corporation (hereinafter called "TPC" or the "Company"), does hereby establish and create the hereinafter described TPC Cash Bonus Plan:

                             W I T N E S S E T H:

      WHEREAS, the employees of TPC, identified on Exhibit "A" attached hereto and made a part hereof, being all present employees employed by TPC as of the "Effective Date," as defined below (such employees who are employed by TPC on the Eligibility Date being hereinafter called "Present Employees"), have contributed to the success of the Company by their ability, industry, loyalty, and exceptional service; and
      WHEREAS, certain third-party contractors, as identified on Exhibit "B", attached hereto and made a part hereof, hereinafter called "Third-Party Contractors", have, through their employees identified on Exhibit "B" attached hereto, who have been assigned by such Third-Party Contractors to provide services for the Company (such employees so assigned as of the Eligibility Date being hereinafter called "Present Contractors' Employees") contributed to the success of the Company by their ability, industry, loyalty, and exceptional service; and

      WHEREAS, the Board of Directors of the Company, hereinafter called "Board", has determined that it is in the best interests of the Company and its shareholders (including Texas Olefins Company) to assure that the Company will have the continued dedication of the Present Employees, the Third-Party Contractors and the Present Contractors' Employees, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined in Section 2 hereof); and
      WHEREAS, the Board believes it is imperative (i) to diminish the inevitable and significant distractions of the Present Employees, the Third-Party Contractors and the Present Contractors' Employees by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control, (ii) to encourage the Present Employees', the Third-Party Contractors' and the Present Contractors' Employees' full attention and dedication to the Company currently and in the event of any threatened or pending Change in Control, and (iii) to encourage the Present Employees to remain employees of the Company or its successor, the Third-Party Contractors to remain third-party contractors of the Company or its successor and the Present Contractors' Employees to continue to provide services to the Company or its successor on behalf of the Third Party Contractors, after a Change in Control, giving full attention and dedication to the Company or its successor; and
      WHEREAS, in order to accomplish the objectives described in the preceding paragraphs, the Company desires to provide to each Present Employee and through the Third-Party Contractors, each Present Contractors' Employee, a cash bonus upon the terms and conditions hereinafter set forth.

                                       -2-

      NOW, THEREFORE, for and in consideration of the mutual benefits to be gained by the performance hereof, TPC does hereby establish the TPC Cash Bonus Plan (the "Plan"):

1.    TRIGGERING EVENT.

      In the event of a Change in Control of TPC on or before September 30, 1996, then, in such event, upon the occurrence of a Change in Control, each Present Employee and each Third-Party Contractor, for the benefit of each Present Contractors' Employee, shall be entitled to receive a cash bonus upon the terms and conditions as hereinafter set forth, subject to and on the terms and conditions stated herein.

2.    CHANGE IN CONTROL.

      "Change in Control" is hereby defined to mean the sale of substantially all of the assets of the Company to an unrelated third party or parties or the acquisition by an unrelated third party or parties (other than a shareholder or shareholders of TPC on the date hereof) directly or indirectly, by the acquisition of the outstanding stock of TCP's parent corporation or otherwise, of more than 50% of the outstanding shares of the Company's common stock as a result of any cash tender offer, exchange offer, merger, third-party private purchase, or other means of acquisition, other than one made by the Company.

3.    AMOUNT OF BONUS.

     The aggregate amount of bonus to be calculated as of the dates set forth on Exhibit C and paid within 15 days thereafter to the Present Employees and in accordance with Section 4 below on a quarterly basis (the "Present Employee Quarterly Amount") shall be as set forth on Exhibit C under the caption "Employee Plan".
                                       -3-

      The aggregate amount of bonus to be calculated as of the dates set forth on Exhibit C and paid within 15 days thereafter to the Third-Party Contractors for distribution to the Present Contractors' Employees in accordance with
Section 5 below on a quarterly basis (the "Third-Party Contractor Quarterly Amount") shall be as set forth on Exhibit C under the caption "Contractor Plan"

      Notwithstanding the foregoing, if the "Total Enterprise Value" is less than $372,800,360, (a) the total of the Aggregate Base Amount for the Employee Plan and the Aggregate Base Amount for the Contractor Plan as used on Exhibit C shall be reduced by the lesser of (i) $3 million or (ii) the difference between $372,800,360 and such Total Enterprise Value, (b) the Aggregate Base Amount for the Employee Plan shall be reduced to equal 32/35 of such total, (c) the Aggregate Base Amount for the Contractor Plan shall be reduced to 3/35 of such total, and (d) each Quarterly Base Amount, Interest Factor and Quarterly Amount as used on Exhibit C shall be correspondingly reduced. The term "Total Enterprise Value" means the imputed value of the Company and its parent corporation and their subsidiaries based on the consideration paid in the Change in Control transaction by the unrelated third party or parties. In the event of any dispute regarding the Total Enterprise Value, the determination of the Board shall be final and binding for all purposes.

4.    AMOUNT AND PAYMENT OF PRESENT EMPLOYEE CASH BONUS.

      a) Upon the occurrence of a Change in Control, as hereinabove described, thirty (30) days thereafter (the "Initial Calculation Date"), each Present Employee who was employed on the Eligibility Date or his or her beneficiary or his or her estate, as the case may be, shall be entitled to be paid in cash a portion of the Present Employee

            Quarterly Amount (as more fully described on Exhibit C) to be paid within 15 days of the Initial Calculation Date as set forth on Exhibit C calculated as set forth on Exhibit D attached hereto and made a part hereof;

      b) Within 15 days of each of the calculation dates following the Initial Calculation Date set forth on Exhibit C, each Present Employee, his or her beneficiary, or his or her estate, as the case may be, shall be paid in cash a portion of the Present Employee Quarterly Amount (as more fully described on Exhibit C) calculated as set forth in Exhibit D, provided that no Present Employee shall receive a payment under this paragraph unless the Present Employee is an employee of the Company or any Company Affiliate (as defined in Section 8 hereof) or the entity who is the successor and assignee of the Company as described in Section 8 ("Successor Company") or any Successor Company Affiliate (as defined in Section 8 hereof) (except in the case of death, retirement, disability or termination without Cause as described below) on the calculation date for which such cash bonus is to be paid under this paragraph.

      Notwithstanding anything herein contained to the contrary, the requirement that a Present Employee be an employee of the Company or a Company Affiliate or the Successor Company or a Successor Company Affiliate on the calculation date for which a cash bonus is to be paid shall not apply to any Present Employee who after the Eligibility Date:

      a) dies while an employee of the Company or a Company Affiliate or the Successor Company or a Successor Company Affiliate;

      b) voluntarily retires from employment with the Company or a Company Affiliate or a Successor Company or a Successor Company Affiliate on or after attaining age 62, or is deemed to have retired for purposes hereof by special exception granted by the Board or the Board of Directors of the Successor Company or the Compensation Committee of the Board or the Board of Directors of the Successor Company; or

      c) becomes continuously disabled while employed by the Company or a Company Affiliate or a Successor Company or a Successor Company Affiliate for a period of at least one-hundred twenty (120) days and is determined to be permanently disabled and unable to perform the duties of his or her regular occupation (the determination that the Present Employee is totally disabled and unable to perform the duties of his or her regular occupation shall be made by a fair and impartial physician agreed upon by the Company or Successor Company and the Present Employee or his or her representative, or if a physician cannot be agreed upon, then unless such parties agree otherwise, a court of competent jurisdiction shall determine whether the Present Employee is totally disabled and unable to perform the duties of his or her regular occupation).

      d) is terminated as an employee by the Company or a Company Affiliate or the Successor Company or a Successor Company Affiliate without Cause. For purposes hereof, the term "Cause" shall mean (i) violation of any rules, regulations, practices or policies of the employer, or any provision of any employment agreement with the employer; (ii) failure to follow reasonable written instructions or directions from any person authorized by the employer to give instructions; (iii) failure substantially to perform the services required of employee as part of his or her employment; or (iv) gross neglect of duties, fraud or dishonesty, or conviction of a felony.

5.    AMOUNT AND PAYMENT OF THIRD-PARTY CONTRACTOR CASH BONUS.

      a) Upon the occurrence of a Change in Control, as hereinabove described, on the Initial Calculation Date each Third-Party Contractor who employed any of the Present Contractors' Employees and who was providing services to the Company or a Company Affiliate on the Eligibility Date shall be entitled to be paid in cash a portion of the Third-Party Contractor Quarterly Amount (as more fully described on Exhibit C), to be paid within 15 days of the Initial Calculation Date as set forth on Exhibit C calculated as set forth on Exhibit D for distribution to each Present Contractors' Employee who was employed by such Third-Party Contractor and rendering services to the Company or a Company Affiliate on its behalf on the Eligibility Date or his or her beneficiary or his or her estate, as the case may be, calculated as set forth on Exhibit D; provided that each such Third-Party Contractor shall have delivered to the Company a written commitment, in form satisfactory to the Board, to distribute all bonuses received by it hereunder to the Present Contractors' Employees (or his or her beneficiary or his or her estate) employed by such Third-Party Contractor as set forth on Exhibit D.

      b) Within 15 days of each of the calculation dates following the Initial Calculation Date set forth on Exhibit C, each Third-Party Contractor who shall have delivered to the Company a written commitment as described in paragraph a) above shall be paid in cash a portion of the Third-Party Contractor Quarterly Amount (as more fully described on Exhibit C) for distribution to each Present Contractors' Employee who was employed by such Third-Party Contractor and rendering services to the Company on its behalf on the date of the Change in Control or his or her beneficiary or his or her estate, as the case may be, calculated as set forth on Exhibit D; provided that no Third-Party Contractor shall receive any payment under this paragraph for distribution to any Present Contractor's Employee unless the Third-Party Contractor is providing services to the Company or a Company Affiliate or the Successor Company or a Successor Company Affiliate on the calculation date for which a cash bonus is to be paid under this paragraph; and provided further, that any such payment otherwise payable to a Third-Party Contractor under this paragraph shall be reduced to the extent attributable to any Present Contractors' Employee of such Third-Party Contractor who is not employed by such Third-Party Contractor and rendering services to the Company or a Company Affiliate or the Successor Company or a Successor Company Affiliate on its behalf (except in case of death, retirement, disability or termination without Cause as described below) on the calculation date for which a cash bonus is to be paid under this paragraph.

      Notwithstanding anything herein contained to the contrary the requirement that a Present Contractors' Employee be an employee of the Third-Party Contractor and rendering services on its behalf to the Company or a Company Affiliate or a Successor Company or a Successor Company Affiliate on the calculation date for which a cash bonus is to be paid shall not apply to any Present Contractors' Employee who after the Eligibility Date:

      a) dies while an employee of the Third-Party Contractor if such employee was rendering services to the Company or a Company Affiliate or a Successor Company or a Successor Company Affiliate on behalf of the Third Party Contractor as of the date of death;

      b) voluntarily retires from employment with the Third-Party Contractor on or after attaining age 62 if such employment involved rendering services to the Company or a Company Affiliate or a Successor Company or a Successor Company Affiliate on behalf of the Third Party Contractor immediately prior to retirement;

      c) becomes continuously disabled while employed by the Third Party Contractor and rendering services to the Company or a Company Affiliate or a Successor Company or a Successor Company Affiliate on behalf of the Third Party Contractor for a period of at least one-hundred twenty(120) days and is determined to be permanently disabled and unable to perform the duties of his or her regular occupation (the determination that the Present Contractors' Employee is totally disabled and unable to perform the duties of his or her regular occupation shall be made by a fair and impartial physician agreed upon by the Company or Successor Company and the Third-Party Contractor, or if a physician cannot be agreed upon, then unless such parties agree otherwise, a court of competent jurisdiction shall determine whether the Present Contractors' Employee is totally disabled and unable to perform the duties of his or her regular occupation); or

      (d) is terminated as an employee by a Third-Party Contractor without Cause.


6.    PAYMENT REDUCTIONS.

      Notwithstanding anything to the contrary in this Plan, any payment to Present Employees, Third-Party Contractors and Present Contractors' Employees pursuant to Sections 4 and 5 above shall be reduced if and to the extent that such payment, when added to any payments and benefits provided by the Company or the Successor Company other than under this Plan would subject the Present Employee, or his or her beneficiary, or his or her estate, to any excise tax pursuant to the golden parachute payment provisions of Section 280G or Section 4999 of the Internal Revenue Code of 1986, as amended. Any reductions in payments to Present Employees, Third-Party Contractors or Present Contractors' Employees pursuant to this Section shall be reallocated in accordance with Exhibit D to those Present Employees, Third-Party Contractors and Present Contractors' Employees whose payment amounts are not reduced in accordance with this Section.

7.    ASSIGNMENT.

      No Present Employee, nor his or her beneficiary, nor his or her estate, nor any Third-Party Contractor nor any Present Contractors' Employee nor his or her beneficiaries, nor his or her estate shall have any right to assign, encumber, or dispose of the right to receive his or her or its share of the cash bonuses provided to Present Employees, Third-Party Contractors and Present Contractors' Employees under this Plan. The payment of the cash bonuses provided hereby and the right to receive them are unassignable and non-transferable other than a transfer which is incident to a divorce. The Company or Successor Company shall be relieved from any liability if any Present Employee, his or her beneficiary, or his or her estate, or any Third-Party Contractor or any Present Contractors' Employee, his or her beneficiary, or his or her estate attempts to assign or transfer such rights in violation of this Section.

8.   SUCCESSOR COMPANY.

      This Plan shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all the business or the assets of the Company to expressly assume and agree to perform, by a written agreement in the form and substance satisfactory to the Company, all of the obligations of the Company under this Plan. As used in this Plan, the term Company shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, written agreement or otherwise ("Successor Company"). As used in this Plan, (a) the term Company Affiliate shall mean any corporation or other legal entity Controlling, Controlled By or Under Common Control With the Company; (b) the term Successor Company Affiliate shall mean any corporation or other legal entity Controlling, Controlled By or Under Common Control With the Successor Company; and (c) the term "Control" (including, with correlative meanings, the terms "Controlling", "Controlled By" and "Under Common Control With") shall mean, with respect to any person or entity, the possession by another person or entity, directly or indirectly, of the power to direct or cause the direction of management or policies of such person or entity, whether through ownership of voting interests, by agreement or otherwise.

9.    WITHHOLDING.

      The Company or Successor Company may withhold from any amounts payable under this Plan such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

10.   RESOLUTION AUTHORIZING PLAN.

      The Board has adopted a resolution authorizing the creation of this Plan for the benefit of its Present Employees, the Third-Party Contractors and the Present Contractors' Employees.

11.   DESIGNATED BENEFICIARY.

      Each Present Employee and each Present Contractors' Employee shall designate, on a form provided by TPC, a beneficiary entitled to receive his or her portion of the cash bonus in the event of his or her death. If a Present Employee dies before having received all of his or her share of the cash bonuses provided hereby, the Company or Successor Company shall pay the portion of deceased's cash bonus to his or her designated beneficiary as it becomes payable in accordance with Section 4 or if a Present Contractors' Employee dies before they received all of his or her share of the cash bonuses provided hereby, the Company or the Successor Company shall pay the portion of the deceased's cash bonus to the appropriate Third-Party Contractor for distribution to his or her designated beneficiary as it becomes payable in accordance with Section 5.

12.   CHANGE OF BENEFICIARY.

      The beneficiary referred to in this Plan may be designated or changed by the Present Employee or any Present Contractors' Employee (without the consent of any prior beneficiary) on a form provided by the Company or Successor Company and delivered to the Company or Successor Company before his or her death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Present Employee or the Present Contractors' Employee, any unpaid cash bonus payable to such Present Employee or to any Third-Party Contractor for distribution to the Present Contractors' Employee shall be payable to the deceased's estate.

13.   NO TRUST.

      Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company or Successor Company and its Present Employees, the Third-Party Contractors, the Present Contractors' Employees, the designated beneficiary of any Present Employee or Present Contractors' Employee, or any other person.

14.   INCAPACITY OF BENEFICIARY.

      If the Company or Successor Company shall receive an order of a court of competent jurisdiction appointing a guardian or other legal representative for any person to whom any payment is payable under this Plan, any payment due to such person hereunder shall be made in accordance with such court order. Any such payment shall be a complete discharge of the Company or Successor Company's liability under this Plan.

15.   BINDING EFFECT.

      This Plan shall be binding upon and inure to the benefit of TPC, its successors and assigns, the Present Employees, and the Present Contractors' Employees and the Third-Party Contractors and their heirs, executors, administrators, and legal representatives, and permitted successors and assigns.

16.   GOVERNING LAW.

      This Plan shall be construed in accordance with, and governed by, the laws of the State of Texas without regard to conflicts of law or principles requiring the application of the laws of any other jurisdiction.

17.   AMENDMENT OR TERMINATION.

      The Board reserves the right at any time prior to the first Change in Control after the adoption hereof to make such changes in the Plan as it may consider desirable or may discontinue or dissolve the Plan at any time prior to a Change in Control.

18.   TERMINATION OF EMPLOYMENT.

      This Plan does not create a contract of employment between TPC and any Present Employee or any Present Contractors' Employee or a contract for goods or services with any Third-Party Contractor or any Present Contractors' Employee. This Plan does not limit the right of the Company or Successor Company to discharge or terminate any Present Employee for any reason or for no reason or to terminate the services of any Third-Party Contractor for any reason or for no reason.

19.   EFFECTIVE DATE; ELIGIBILITY DATE.

      The Plan shall become effective on June 30, 1996 (the "Effective Date"). The term "Eligibility Date" shall mean July 2, 1996.

20.   ENFORCEMENT OF RIGHTS.

      Each Present Employee, each Third-Party Contractor and each Present Contractors' Employee shall have the right to maintain an action against TPC or Successor Company to collect his, her, or its share of the cash bonus, and, in the event TPC or Successor Company wrongfully withholds payment, the Present Employee, Third-Party Contractor or Present Contractors' Employee shall be entitled to recover reasonable attorney's fees and expenses.

 21. DISCLAIMER. TPC hereby disclaims any interest in the cash bonuses paid pursuant hereto.

      IN WITNESS WHEREOF, the Board of Directors of TPC has caused this Plan to be executed by its duly authorized officers as of the ____ day of ________________, 1996.
                                    TEXAS PETROCHEMICALS CORPORATION

ATTEST:                             By:
                                          Bill W. Waycaster, President


La Nell Cooke, Secretary

                                   EXHIBIT "A"

                                PRESENT EMPLOYEES

                                   EXHIBIT "B"

                             Third-Party Contractors

                         Present Contractors' Employees



Name of Employing Third-Party Contractor   Name of Present Contractors' Employe

________________________________________   ____________________________________

________________________________________   ____________________________________

                                  Exhibit "C"
Employee Plan
Aggregate Base Amount:  $32,000,0001

EMPLOYEE PLAN

                                   Quarterly                    Present Employee
CALCULATION DATE                   Base            Interest            Quarterly
                                   AMOUNT2        FACTOR2, 3          AMOUNT2, 3
Thirty days after Change in
Control .......................... 3,200,000          --               3,200,000
Three months after Change of
Control .......................... 1,800,000        337,500            2,137,500
Six months after Change in
Control .......................... 1,800,000        316,406            2,116,406
Nine months after Change of
Control .......................... 1,800,000        295,313            2,095,313
First Anniversary of Change
of Control ....................... 1,800,000        274,219            2,074,219
Three months after First
Anniversary of Change of
Control .......................... 1,800,000        253,125            2,053,125
Six months after First
Anniversary of Change of
Control .......................... 1,800,000        232,031            2,032,031
Nine months after First
Anniversary of Change of
Control .......................... 1,800,000        210,938            2,010,938
Second Anniversary of
Change of Control ................ 1,800,000        189,844            1,989,844
Three months after Second
Anniversary of Change of
Control .......................... 1,800,000        168,750            1,968,750
Six months after Second
Anniversary of Change of
Control .........................  1,800,000        147,656            1,947,656

Nine months after Second
Anniversary of Change of
Control .......................... 1,800,000        126,563            1,926,563
Third Anniversary of Change
of Control ....................... 1,800,000        105,469            1,905,469
Three months after Third
Anniversary of Change of
Control .......................    1,800,000         84,375            1,884,375
Six months after Third
Anniversary of Change of
Control ........................   1,800,000         63,281            1,863,281
Nine months after Third
Anniversary of Change of
Control ........................   1,800,000         42,188            1,842,188
Fourth Anniversary of
Change of Control ................ 1,800,000         21,094            1,821,094
                                  32,000,000       2,868,750          34,868,750
 ----------

      1 Subject to adjustment

      2 To be distributed to the Present Employees as a group in accordance with
Section 4 of this Agreement.

      3 Assumes that interest rate remains constant over the period. The annual interest factor will be computed on a quarterly basis, using the 90 day LIBOR interest rate in effect on the calendar quarter ending date as published by Texas Commerce Bank, National Association.

                                   Exhibit "C"
Contractor Plan
Aggregate Base Amount:  $3,000,0001

CONTRACTOR PLAN

                                                                                                                         Third Party
                                                                                 Quarterly                                Contractor
CALCULATION DATE                                                                 Base                 Interest             Quarterly
                                                                                 AMOUNT2             FACTOR2, 3           AMOUNT2, 3
Thirty days after Change in
Control ..........................................................               300,000                  --                 300,000
Three months after Change of
Control ..........................................................               168,750                31,641               200,391
Six months after Change of
Control ..........................................................               168,750                29,663               198,413
Nine months after Change of
Control ..........................................................               168,750                27,686               196,436
First Anniversary of Change
of Control .......................................................               168,750                25,708               194,458
Three months after First
Anniversary of Change of
Control ..........................................................               168,750                23,730               192,480
Six months after First
Anniversary of Change of
Control ..........................................................               168,750                21,753               190,503
Nine months after First
Anniversary of Change of
Control ..........................................................               168,750                19,775               188,525
Second Anniversary of
Change of Control ................................................               168,750                17,798               186,548
Three months after Second
Anniversary of Change of
Control ..........................................................               168,750                15,820               184,570

                                      -21-

Six months after Second
Anniversary of Change of
Control ..........................................................               168,750                13,843               182,593
Nine months after Second
Anniversary of Change of
Control ..........................................................               168,750                11,865               180,615
Third Anniversary of Change
of Control .......................................................               168,750                 9,888               178,638
Three months after Third
Anniversary of Change of
Control ..........................................................               168,750                 7,910               176,660
Six months after Third
Anniversary of Change of
Control ..........................................................               168,750                 5,933               174,683
Nine months after Third
Anniversary of Change of
Control ..........................................................               168,750                 3,955               172,705
Fourth Anniversary of
Change of Control ................................................               168,750                 1,978               170,728
                                                                               3,000,000               268,945             3,268,945
                                                                                                                           ---------

      1 Subject to adjustment

      2 To be distributed to the Third Party Contractors for distribution to the Present Contractors' Employees as a group in accordance with Section 5 of this Agreement.

      3 Assumes that interest rate remains constant over the period. The annual interest factor will be computed on a quarterly basis, using the 90 day LIBOR interest rate in effect on the calendar quarter ending date as published by Texas Commerce Bank, National Association.

                                      -22-

                                    ANNEX VI

                                   Exhibit "D"

DEFERRED BONUS PLAN
PLANNED DISTRIBUTION:         $32 Million to TPC Employees
                                3 Million to Contract Employees

PARTICIPATION:                All Employees of record as of July 2, 1996,
                              including retirees Neil R. Thornley and Johnny L.
                              Blanchard and excluding Bill W. Waycaster and
                              Ronald W. Woliver

COMPENSATION:
      Up to one year's service:     One month salary per month of service
      One year service and above:   Salary x (1 + .15Y), where Y is defined as
                                    total years of service, or fractions
                                    thereof, up to 10 years

DISTRIBUTION BASES

The actual amount of the distributions will be determined as of each quarterly calculation date. The amount of the total actual distribution under the TPC Cash Bonus Plan will be allocated 32/35 to the TPC Employees and 3/35 to the Contract Employees.

Using the foregoing allocation mechanism, a total distribution amount (A) will be determined for each of the TPC Employee and Contract Employees groups. A factor will then be calculated for each individual employee's fractional participation (F) in the total distribution for their respective group. Each employee's fractional participation will be determined by the individual's Compensation divided by the total of his group's (TPC Employee or Contractor) Compensation as defined above.

For example, if TPC Employee 1 has been with the company 15 years and makes a salary of $25,000 per year, his Compensation would be $62,500 [$25,000 x (1+(0.15 x 10))]. If total Compensation for all TPC Employees eligible to receive a payment under the plan was $15,000,000, Employee 1 would receive 0.42% [62,500/15,000,000] of the total amount distributed to TPC Employees.

                                      -23-